UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2006

BORLAND SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20450 Stevens Creek Blvd, Suite 800

Cupertino, California 95014

(Address of principal executive offices, including zip code)

(408) 863-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

(a)(1)	On October 2, 2006, Borland Software Corporation (the “Company”) and Erik Prusch entered into an employment offer letter and addendum (the “Addendum” and, together with the employment offer letter, the “Employment Agreement”) pursuant to which Mr. Prusch will serve as the Company’s Chief Financial Officer. Mr. Prusch’s employment with the Company is expected to begin the week of November 20, 2006 (such date being the “Start Date”). On November 14, 2006, the Company issued a press release announcing Mr. Prusch’s appointment.

(a)(2)	Under the Employment Agreement, Mr. Prusch will be paid an annual base salary of $425,000 and shall be entitled to participate in the Company’s benefit plans and will also be eligible to receive a bonus under the Company’s Incentive Compensation Plan (“ICP”) based upon the achievement of certain corporate performance targets to be established by the Compensation Committee of the Board of Directors (the “Compensation Committee”). If the Company achieves its corporate performance targets for 2007, Mr. Prusch will be eligible to receive a bonus equal to 50% of his annual base salary. Mr. Prusch will also receive a signing bonus of $100,000, which is repayable to the Company should Mr. Prusch resign or be terminated for cause during the first year of his employment with the Company. In addition, Mr. Prusch will receive a relocation and housing allowance, which includes a one time payment of $25,000 and monthly payments in the amount of $7,200 for the first year, $5,400 for the second year, $3,600 for the third year and $1,800 for the fourth year and all such payments shall be repayable to the Company should Mr. Prusch resign during the first year of his employment with the Company.

Pursuant to the Employment Agreement, Mr. Prusch will be granted 100,000 shares of restricted stock. The restricted stock shares will vest over two years, subject to Mr. Prusch’s continued employment, with respect to 50% of the shares on the first anniversary of his Start Date and 1/8 th of the shares vesting quarterly thereafter. In the event of a change in control of the Company, if Mr. Prusch is terminated without cause in connection therewith, 100% of the unvested shares subject to such restricted stock award shall automatically vest. The Employment Agreement further provides that Mr. Prusch will be granted an option to purchase 250,000 shares of the Company’s common stock. Such option will vest over four years, subject to Mr. Prusch’s continued employment, with respect to 25% of the shares on the first anniversary of the Start Date and 1/48 th of the shares vesting each month thereafter. In the event of a change in control of the Company, if Mr. Prusch is terminated without cause in connection therewith, 100% of the unvested shares subject to such option shall automatically vest. The Compensation Committee has approved the terms and conditions of the Employment Agreement and plans to formally approve the restricted stock and stock option grants at its next regular meeting in November 2006. Subject to such formal approval of the Compensation Committee, the grant of both the restricted stock award and stock options shall have an effective grant date of November 30,

2006 and the stock option will have an exercise price equal to the fair market value of the Company’s common stock on the close of trading on November 30, 2006.

The Employment Agreement also provides for severance benefits in the event of an involuntary termination of Mr. Prusch’s employment without cause, a voluntary termination of employment as a result of a constructive termination or the failure of the Company to obtain the assumption of the Addendum by any acquirer of the Company (a “Qualifying Termination”). With respect to a Qualifying Termination that is not in connection with a change in control, the Addendum provides for (i) a severance payment equal to 50% of Mr. Prusch’s annual base salary less applicable withholding obligations, and (ii) continuation of health coverage by having the Company pay Mr. Prusch’s COBRA premiums for up to 12 months. With respect to a Qualifying Termination that is in connection with a change in control and within the period beginning 2 months before and ending 12 months following the consummation of a change in control of the Company, the Employment Agreement provides for (i) a severance payment equal to 100% of Mr. Prusch’s annual base salary less applicable withholding obligations, and (ii) continuation of health coverage by having the Company pay Mr. Prusch’s COBRA premiums for up to 12 months.

Mr. Prusch has agreed to be bound by the Company’s standard employee confidentiality and assignment of inventions agreement and will be required to execute a release in favor of the Company in order to receive a severance payment.

The description of the Employment Agreement in this Item 1.01 is qualified in its entirety by reference to the Employment Offer Letter and Addendum attached hereto as Exhibits 10.98 and 10.99.

Item 2.02 – Results of Operations and Financial Condition

On November 14, 2006, the Company issued a press release announcing its financial results for the third quarter ended September 30, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in Item 2.02 of this Current Report and the exhibit attached hereto shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Except as shall be expressly set forth by specific reference in such filing, the information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)(1) On November 14, 2006, the Company announced that it had appointed Mr. Prusch as the Company’s Chief Financial Officer, with Mr. Prusch’s employment with the Company expected to begin the week of November 20, 2006.

(c)(2) Prior to joining the Company, Mr. Prusch, age 40, served as Vice President, Finance at Intuit, Inc. in its Consumer Tax Group since February 2004. From April 2001 to January 2004, Mr. Prusch served as Chief Financial Officer of Identix Incorporated. Mr. Prusch earned an MBA from the Stern School of Business at New York University and a bachelor’s degree in economics from Yale University.

(c)(3) See Item 1.01(a) (2) above, which is incorporated by reference herein in its entirety.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.98	Employment Offer Letter between the Company and Erik Prusch, dated October 2, 2006.

10.99	Addendum to Employment Offer Letter For Severance Benefits between the Company and Erik Prusch, dated October 2, 2006.

99.1	Press Release of the Company, dated November 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: November 14, 2006	By:	/s/ Tod Nielsen
	Name:	Tod Nielsen
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.98	Employment Offer Letter between the Company and Erik Prusch, dated October 2, 2006.

10.99	Addendum to Employment Offer Letter For Severance Benefits between the Company and Erik Prusch, dated October 2, 2006.

99.1	Press Release of the Company, dated November 14, 2006.